UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2017, Kindred Healthcare Operating, Inc., a wholly-owned subsidiary of Kindred Healthcare, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with BM Eagle Holdings, LLC (“BM Holdings”), a joint venture led by affiliates of BlueMountain Capital Management, LLC, pursuant to which the Company is selling its skilled nursing facility business for $700 million in cash. Pursuant to the Purchase Agreement, subsidiaries of the Company will sell substantially all the assets and real property owned or otherwise used by such subsidiaries to operate 89 nursing centers (with 11,308 licensed beds) and seven assisted living facilities (with 380 licensed beds) in 18 states (the “Facilities”) to BM Holdings or certain specified affiliates or assignees of BM Holdings.

As previously disclosed, 36 of the Facilities (the “Ventas Facilities”) are currently leased under master lease agreements with Ventas, Inc. (“Ventas”). The Company previously entered into an agreement with Ventas to provide the Company with the option to acquire the real estate of the Ventas Facilities for an aggregate consideration of $700 million. As the Company closes on the sale of the Ventas Facilities to BM Holdings, the Company will pay to Ventas the allocable portion of the $700 million purchase price for the Ventas Facilities and Ventas will convey the real estate for the applicable Ventas Facility to BM Holdings or its designee.

The transaction is subject to customary conditions to closing, including the receipt of all licensure, regulatory and other approvals. The Company expects that the closings for the transaction will occur in phases as regulatory and other approvals for respective Facilities are received. The Company expects that the initial closing will occur in the third quarter of 2017 and that all of the closings will be completed by year end. The foregoing descriptions of the Purchase Agreement does not purport to be complete and are qualified in their entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and BM Holdings. These representations, warranties and covenants have been made only for the purposes of the Purchase Agreement and are solely for the benefit of the Company and BM Holdings, may be subject to limitations agreed upon by the Company and BM Holdings, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Company and BM Holdings instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the Company and BM Holdings that differ from those applicable to investors and therefore should not be relied upon by any person other than the Company and BM Holdings.

Item 7.01.	Regulation FD Disclosure.

Incorporated herein by reference is Exhibit 99.1 attached hereto, a press release issued by the Company on June 30, 2017. This information and Exhibit 99.1 are being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section nor shall this information be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1*	Asset Purchase Agreement dated as of June 30, 2017 by and between Kindred Healthcare Operating, Inc. and BM Eagle Holdings, LLC.

99.1	Press release dated June 30, 2017.

*	The Company will furnish supplementally to the Securities and Exchange Commission (the “SEC”) upon request a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: July 3, 2017	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
2.1*	Asset Purchase Agreement dated as of June 30, 2017 by and between Kindred Healthcare Operating, Inc. and BM Eagle Holdings, LLC.

99.1	Press release dated June 30, 2017.

*	The Company will furnish supplementally to the SEC upon request a copy of any omitted exhibit or schedule.